As filed with the Securities and Exchange Commission on January 31, 1997
                                              Registration No. 33-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             CANTEL INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

Delaware                                                    22-1760285
(State or other jurisdiction                                (I.R.S. employer
of incorporation or organization)                           identification no.)

1135 Broad Street, Suite 203
Clifton, New Jersey                                         07013
(Address of principal executive offices)                    (Zip Code)

                         1996 EMPLOYEE STOCK OPTION PLAN
             STOCK OPTION AGREEMENT DATED DECEMBER 15, 1994 BETWEEN
                     THE REGISTRANT AND ROBERT L. BARBANELL
              STOCK OPTION AGREEMENT DATED OCTOBER 17, 1996 BETWEEN
                       THE REGISTRANT AND CHARLES M. DIKER
              STOCK OPTION AGREEMENT DATED FEBRUARY 3, 1994 BETWEEN
                      THE REGISTRANT AND DARWIN C. DORNBUSH
                            (Full title of the plans)

                                 James P. Reilly
                          1135 Broad Street, Suite 203
                            Clifton, New Jersey 07013
                     (Name and address of agent for service)

                                 (201) 470-8700
           Telephone number, including area code, of agent for service

                                    Copy to:
                              Eric W. Nodiff, Esq.
                   Dornbush Mensch Mandelstam & Schaeffer, LLP
                                747 Third Avenue
                            New York, New York 10017
                                 (212) 759-3300

                        CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                                Proposed Maximum       Amount of
Title of Securities to    Amount to be      Proposed Maximum       Aggregate         Registration
be registered              Registered       Price Per Share*     Offering Price*          Fee
-------------------------------------------------------------------------------------------------
Common Stock, par
value $.10 per share      300,000 shares         $7.375            $2,212,500           $670.39
=================================================================================================

     * Estimated solely for purposes of calculating the registration fee. Calculated in accordance with Rule 457(c) under the Securities Act of 1933 based upon the closing price of Common Stock of Cantel Industries, Inc. as reported on the NASDAQ National Market System on January 24, 1997.


                                      (ii)

P R O S P E C T U S


                                  25,000 Shares

                             CANTEL INDUSTRIES, INC.

                                  Common Stock

                                   ----------

     The shares of Common Stock, par value $.10 per share (the "Common Stock"), of Cantel Industries, Inc. (the "Company") offered hereby will be sold by the Selling Stockholder. See "Selling Stockholder." The Company will not receive any of the proceeds from the sale of the shares offered hereby.

     The shares of Common Stock of the Company are traded on the National Market System of NASDAQ under the symbol "CNTL." On January 24, 1997, the closing price of the Common Stock was $7 3/8 per share.


                                   ----------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     The Selling Stockholder has advised the Company that he proposes to offer for sale and sell the shares registered hereby from time to time in broker's transactions, in negotiated transactions or through a combination thereof at prices related to market prices of the Common Stock prevailing at the time of sale. Such shares are being offered on a continuous basis; the precise amounts and timing of sales, if any, of the shares offered hereby will be determined by the Selling Stockholder in his sole discretion from time to time.


----------

The date of this Prospectus is January 31, 1997

                              AVAILABLE INFORMATION

     Cantel Industries, Inc. (together with its subsidiaries herein called the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; at its Northeast Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and at its Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies can be obtained by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also contains a Web Site (http://www.sec.gov) that contains reports, proxy statements and other information.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1996 and Quarterly Report on Form 10-Q for the three-month period ended October 31, 1996 as filed with the Commission is incorporated herein by reference. All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents.

     The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered copies of the above documents, other than exhibits thereto, upon request of any such person to the Company, 1135 Broad Street, Suite 203, Clifton, New Jersey 07013 (telephone number 201-470-8700).

                                   ----------

                                   THE COMPANY

     The Company, through Carsen Group Inc., its wholly-owned Canadian subsidiary ("Carsen"), is engaged in the marketing and distribution of medical and infection control, scientific and consumer products in Canada. The Company, through MediVators, Inc., its wholly-owned United States subsidiary ("Medivators"), is engaged in the manufacturing, marketing and distribution of infection control products. The Company also provides servicing of the products it manufactures and distributes. Unless the context otherwise requires, references herein to the "Company" include Cantel Industries, Inc. ("Cantel") and its subsidiaries.

     The Company is a Delaware corporation organized on August 16, 1963, and its principal executive offices are located at 1135 Broad Street, Suite 203, Clifton, New Jersey 07013 (telephone number 201-470-8700).

                             SPECIAL CONSIDERATIONS

     The Shares offered hereby involve a high degree of risk, including, but not necessarily limited to, the special considerations described below. Each prospective investor should consider carefully the information set forth below as well as the other information set forth in this Prospectus.

Dependence on Principal Supplier

     The majority of the Company's products are manufactured and supplied by Olympus Optical Co., Ltd., a Japanese corporation and are sold by the Company pursuant to a distribution agreement with Olympus Optical's United States-based subsidiary, Olympus America, Inc. ("Olympus"), which expires in March 1998. In addition, the Company generally does not have the right to manufacture, distribute or sell any products which are competitive with the Olympus products covered by the distribution agreement. Accordingly, the ability of the Company to operate profitably in the future will depend in large part on its ability to obtain adequate quantities of products from Olympus at prices which allow the Company to be competitive. Although Olympus has generally filled the Company's orders on a timely basis, no assurance can be given that the Company will be able to obtain sufficient quantities of products, particularly those in great demand. A failure to obtain such products could have a material adverse effect on the Company. The distribution agreement imposes minimum purchase and service obligations upon the Company and restricts the Company from selling products competitive with those covered by the agreement. Subject to an allowance of a 10% shortfall from the minimum purchase requirements in certain situations, Olympus has the right to terminate the agreement with respect to each product group for which the Company has failed to meet the minimum purchase requirements. If the Company fails to meet such requirements for both precision instruments and industrial technology equipment, or for medical instruments, then Olympus has the right to terminate the entire agreement. During the contract year ended March 31, 1996, the Company failed to meet its minimum purchase requirements for consumer products, which gave Olympus the right to terminate the distribution agreement as to consumer products; however, Olympus waived such default. If such a default occurs in the future there can be no assurance that Olympus will continue to provide such a waiver. Any termination of the distribution agreement or the Company's right to distribute a product group thereunder, or the failure of Olympus to renew the distribution agreement upon its expiration, could have a material adverse effect on the Company.

Customer Acceptance

     Customer acceptance of the Company's products manufactured by Olympus ("Olympus products") is significantly dependent on the ability of Olympus to continue to offer products which, with respect to the Company's consumer products, appeal to continually shifting consumer demands and, with respect to most of the Company's other Olympus products, meet the changing requirements of its other customers, including hospitals, educational institutions, industrial laboratories, government agencies and industrial corporations. Any change in the level of customer acceptance of the Company's products could have a material adverse effect on the Company.

Foreign Operations; Currency Fluctuation

     A substantial portion of the Company's operations are conducted in Canada. Substantially all of the products sold by the Company in Canada are imported from the United States, Europe, Japan and other Far Eastern countries. Although there are currently no material restrictions on the importation of the Company's products, the Company's business may be adversely affected by risks associated with purchases from foreign suppliers, including foreign regulatory approval requirements, economic and political instability, shipping delays, fluctuations in exchange rates, and any trade barriers including custom duties, export quotas, tariff increases or other import or export restrictions imposed in the future, all of which could have a significant impact on the Company's ability to distribute its products on a competitive and timely basis. Furthermore, substantially all of the products purchased by the Company in Canada are paid for in United States dollars but sold in Canadian dollars. Therefore, a decrease in the value of the Canadian dollar against the United States dollar between the time the Company accepts a purchase order from a customer and the time the Company pays its supplier could adversely affect the Company. However, in an effort to lessen the impact of foreign currency fluctuations as they relate to purchases of inventory, the Company currently enters into foreign exchange forward contracts to purchase United States dollars to hedge against such currency fluctuations. Moreover, such a decrease in the value of the Canadian dollar could result in a corresponding reduction in the United States dollar value of the Company's assets that are denominated in Canadian dollars.

Reliance on Key Personnel

     The success of the Company is dependent to a significant degree upon the efforts of James P. Reilly, President and Chief Executive Officer, William J. Vella, Executive Vice President of Carsen, and Donald L. Sturtevant, President and Chief Executive Officer of MediVators, and the loss or unavailability of any of them could have an adverse effect on the Company. Neither Mr. Reilly nor Mr. Vella are employed pursuant to written employment agreements. Mr. Sturtevant is employed pursuant to an employment agreement which expires in June 1999.

Reduction in Health Care Funding

     Canadian hospitals funded by provincial governments purchase substantially all of the medical instruments distributed by the Company. Cost control measures have been proposed by various provincial governments that may decrease funding to the hospitals and thereby decrease hospital spending. Due to these measures, certain of which have been recently implemented, the purchasing practices of hospitals may be significantly affected, generally causing the hospitals to be more conservative in the purchase of medical instruments, and to place increasing emphasis on maximizing the return on investment in new equipment. Although the Company believes that its medical instruments are cost effective, a reduction by the provincial governments in the amount of funding for the types of products distributed by the Company has had, and may continue to have, a material adverse effect on sales of the Company's products to the hospitals.

Changing Technology

     The markets for certain products sold by the Company, particularly endoscopes, microscopes, endoscope disinfection equipment, and medical waste disposal equipment, are characterized by changing technology, new product introductions and product enhancements, and evolving industry standards. The introduction or enhancement of products embodying new technology or the emergence of new industry standards could render existing products obsolete or result in short product life cycles. Accordingly, the ability of the Company to compete is in part dependent on its ability to continually offer enhanced and improved products. Carsen's ability to offer such products is substantially dependent on the efforts of its third party suppliers.

Product Liability

     The Company may be exposed to product liability claims resulting from the use of the products it distributes. To date, there have been no material threatened or asserted claims against the Company and the Company believes that its general liability insurance coverage is adequate for its business. However, there can be no assurance that such insurance will be sufficient to cover potential claims or that the present level of coverage will continue to be available at a reasonable cost. A partially or completely uninsured successful claim against the Company could have a material adverse effect on the Company. Olympus has agreed to indemnify the Company against any product liability claims against the Company related to Olympus products.

Research and Development Costs; No
Assurance of Successful Product Development

     The Company has incurred and is expected to continue to incur research and development costs related to the operations of MediVators. Management anticipates that research and development costs during fiscal 1997 will be similar to the amount incurred during 1996. There can be no assurance that such research and development will result in new products that will be successfully introduced to the market.

Potential Adverse Effect of Future
Issuances of Preferred Stock

     The Company's Certificate of Incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock with such designations, rights, preferences and privileges as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with such rates of dividends, redemption provisions, liquidation preferences, voting rights, conversion privileges and such other characteristics as the Board of Directors may deem necessary. While the Board of Directors believes that the flexibility created by such authorization could be advantageous to the Company in promptly consummating desirable acquisitions or financial transactions should favorable opportunities arise, if issued, the preferred stock could discourage, delay or prevent a takeover of the Company (including takeovers in which the Company stockholders would receive a premium for their shares), make the removal of management of the Company more difficult, or otherwise dilute the rights of holders of the Company Stock and depress the market price of the Company's securities.

Warranty Service of Consumer Products

     Pursuant to the distribution agreement between the Company and Olympus covering Olympus products, the Company is required to provide warranty service for all Olympus cameras presented to the Company for service, whether or not such cameras were sold by the Company. To date, this obligation has not had a material adverse effect on the Company. The Company generally provides a two-year warranty for cameras and a one-year warranty for other consumer products. Olympus Optical Co., Ltd., an affiliate of Olympus, reimburses the Company for warranty repairs on cameras not sold by the Company.

MediVators' Patents and Proprietary Rights

     The Company holds patents on certain of its medical waste disposal systems which it believes are of material importance to its MediVators operations. However, the Company does not currently hold any patents with respect to its disinfector products. It holds a license to manufacture and sell the OTT Disinfector under a patent of the Mayo Foundation; however, The Company no longer sells such product. Its current disinfector product, the DSD 91E, utilizes certain know-how developed by the Mayo Foundation pursuant to a license agreement, but has no patent protection. There can be no assurance as to the breadth or degree of protection which existing or future patents, if any, may afford the Company, that any patent applications will result in issued patents or that patents will not be circumvented or invalidated. In addition, there can be no assurance that existing patents or any future patents of the Company will provide any meaningful competitive advantage. Furthermore, there can be no assurance that any patent will be upheld if legally challenged or that the Company will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action.

                               Selling Stockholder

     The following person (the "Selling Stockholder") is offering an aggregate of 25,000 shares of Common Stock of the Company by means of this Prospectus:

--------------------------------------------------------------------------------
                                          Number of Shares   Number of Shares of
                    Number of Shares of   of Stock Eligible  Common Stock to be
                    Common Stock Owned    for Resale         Owned Following the
Name of Selling     as of the Date of     Pursuant to the    Offering Pursuant
Stockholder         the Prospectus        Prospectus         to the Prospectus
--------------------------------------------------------------------------------
Darwin C. Dornbush       34,680(1)           25,000(2)             9,680
================================================================================

----------

(1) Includes 32,000 shares which Mr. Dornbush may acquire pursuant to presently exercisable stock options and 1,500 shares which may be acquired pursuant to stock options which have not yet vested.

(2) Comprised of shares which may be acquired pursuant to stock options granted under the Stock Option Agreement dated as of February 3, 1994 between the Registrant and Mr. Dornbush.

     Mr. Dornbush has served as a director of the Company since 1963.

                              PLAN OF DISTRIBUTION

     The Shares offered hereby are being sold by the Selling Stockholder for his own account. The Company will not receive any of the proceeds from this offering.

     The Shares covered by this Prospectus may be sold by the Selling Stockholder or by pledgees, donees, transferees or other successors in interest. Such sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Shares may be sold by one or more of the following methods: (a) one or more block trades in which a broker or dealer so engaged will attempt to sell all or a portion of the Shares held by the Selling Stockholder as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. The Selling Stockholder may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers will receive compensation in negotiated amounts in the form of discounts, concessions, commissions or fees from the Selling Stockholder and/or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Such brokers or dealers or other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") in connection with such sales.

     The Company has agreed to bear the costs of registering the shares of Common Stock offered hereby under the Securities Act.

     The Selling Stockholder will deliver a Prospectus in connection with the sale of shares of Common Stock offered hereby.

                                  LEGAL OPINION

     The validity of the Common Stock offered hereby is being passed upon for the Company by Dornbush Mensch Mandelstam & Schaeffer, LLP, New York, New York.

                                     EXPERTS

     The consolidated financial statements and schedule of Cantel Industries, Inc. appearing in Cantel Industries, Inc.'s Annual Report on Form 10-K for the year ended July 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements and schedule are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

==========================================  ====================================

     No dealer, salesman or any other
person has been authorized to give any
information or to make any representations
not contained in this Prospectus in
connection with the offering described                  25,000 Shares
herein and, if given or made, such
information or representation must not be
relied upon as having been authorized by
the Company or any Underwriter. This
Prospectus does not constitute an offer
of any securities other than those                 Cantel Industries, Inc.
specifically offered hereby or of any of
the securities offered hereby in any
jurisdiction to any person to whom it is
unlawful to make such offer or
solicitation in such jurisdiction.
Neither the delivery of this Prospectus
nor any sale made hereunder shall, under
any circumstances, create any implication               Common Stock
that there has been no change in the
affairs of the Company since the date
hereof.

                 --------

            TABLE OF CONTENTS

                                 Page             -----------------------
                                 ----

Available Information . . . . . .   2                  PROSPECTUS
Incorporation of Certain Docu-
  ments by Reference  . . . . . .   2             -----------------------
The Company . . . . . . . . . . .   3
Special Considerations. . . . . .   3
Selling Stockholder . . . . . . .   8
Plan of Distribution. . . . . . .   8
Legal Opinion . . . . . . . . . .   9
Experts . . . . . . . . . . . . .   9
                                                    January 31, 1997

==========================================  ====================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

          The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

               (a) The Annual Report of Cantel Industries, Inc. (the "Company") for the fiscal year ended July 31, 1996 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

               (b) All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended July 31, 1996.

               (c) The Registration Statement of the Company on Form 8-A filed on April 10, 1972 registering the Company's Common Stock, par value $.10 per share (the "Common Stock"), under Section 12 of the Securities Exchange Act of 1934 which contains a description of the Common Stock.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all such securities then unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

          Not Applicable.

Item 5. Interests of Named Experts and Counsel.

          Darwin C. Dornbush, a partner of Dornbush Mensch Mandelstam & Schaeffer, LLP, counsel to the Company, is a director of the Company and owns, beneficially and of record, 1,180 shares of Common Stock and options to purchase 33,500 shares of Common Stock.

Item 6. Indemnification of Directors and Officers.

          The Restated Certificate of Incorporation of the Company sets forth the extent to which officers or directors of the Company may be insured or indemnified against any liabilities which they may incur. The general effect of such provision is that any person made a party to any action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or of another corporation or other enterprise for which he or she served as such at the request of the Company, shall be indemnified by the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, provided, however, that no such director, officer or employee shall be entitled to claim such indemnity (a) with respect to any matter as to which there shall have been a final adjudication that he or she is liable for willful misfeasance, bad faith, negligence or misconduct in the performance of his or her duties as director, officer or employee, or (b) with respect to any matter which shall be the subject of such action, suit or proceeding disposed of otherwise than by adjudication on the merits, unless in relation to such matter such director, officer or employee was not liable for willful misfeasance, bad faith, negligence or misconduct in the performance of his or her duties as director, officer or employee.

          The Company's Restated Certificate of Incorporation further provides that the determination as to the right to indemnity of any director, officer or employee in respect of any settlement in which the existence of willful misfeasance, bad faith, negligence or misconduct in the performance of his or her duties as director, officer or employee is not established, shall be made by vote of two-thirds of those members of the Board of Directors not involved in such action, suit or proceeding if such directors constitute a majority of the members of the Board of Directors. In the event that a majority of the members of the Board of Directors are involved in such action, suit or proceeding, indemnification shall be made if independent legal counsel shall give its written opinion to the effect that the person to be indemnified is not liable for willful misfeasance, bad faith, negligence or misconduct in the performance of his or her duties as director, officer or employee. The amount of such reimbursement payable by the Company shall not exceed the costs and expenses such indemnified person would have reasonably incurred if the action, suit or proceeding had been litigated to a final conclusion. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any such director, officer or employee may otherwise be entitled and shall inure to the benefit of the heirs, executors and administrators of such director, officer or employee.

          The Company maintains insurance for the benefit of its directors and officers and the directors and officers of its subsidiaries, insuring such persons against certain liabilities, including liabilities arising under the securities laws. In addition, the Company has entered into Indemnification Agreements with each of its directors and certain of its officers which provide for indemnification from liability to the full extent permitted by the Delaware General Corporation Law.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. Furthermore, the Company has given certain undertakings with respect to indemnification in connection with this Registration Statement.

Item 7. Exemption from Registration Claimed.

          Not applicable.

Item 8. Exhibits.

          4.01  -   The Company's Restated Certificate of Incorporation dated
                    July 20, 1978. (Incorporated herein by reference to Exhibit
                    3(a) to the Company's 1981 Annual Report on Form 10-K.

          4.02  -   Certificate of Amendment of Certificate of Incorporation of
                    the Company, filed on February 16, 1982. (Incorporated herein by reference to Exhibit 3(b) to the Company's 1982
                    Annual Report on Form 10-K.)

          4.03  -   Certificate of Amendment of Certificate of Incorporation of
                    the Company, filed on May 4, 1984. (Incorporated herein by reference to Exhibit 3(c) to the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1984.)

          4.04  -   Certificate of Amendment of Certificate of Incorporation of
                    the Company, filed on August 19, 1986. (Incorporated herein by reference to Exhibit 3(d) to the Company's 1986 Annual
                    Report on Form 10-K.)

          4.05  -   Certificate of Amendment of Certificate of Incorporation of
                    the Company, filed on December 12, 1986. (Incorporated herein by reference to Exhibit 3(e) to the Company's 1987
                    Annual Report on Form 10-K (the "1987 Form 10-K").)

          4.06  -   Certificate of Amendment of Certificate of Incorporation of
                    the Company, filed on April 3, 1987. (Incorporated herein by reference to Exhibit 3(f) to the 1987 10-K.)

          4.07  -   Certificate of Amendment of Certificate of Incorporation of
                    the Company, filed on April 17, 1989. (Incorporated herein by reference to Exhibit 3(h) to the Company's 1989 Annual
                    Report on Form 10-K.)

          4.08  -   1996 Employee Stock Option Plan of the Company.
                    (Incorporated herein by reference to Exhibit 10(t) to the Company's 1996 Annual Report on Form 10-K (the "1996 Form
                    10-K").)

          4.09  -   Form of Stock Option Agreement under the Company's 1996
                    Employee Stock Option Plan. (Incorporated herein by reference to Exhibit 10(u) to the 1996 Form 10-K.)

          4.10  -   Stock Option Agreement dated October 17, 19960 between
                    Charles A. Diker and the Company. (Incorporated herein by reference to Exhibit 10(v) to the 1996 Form 10-K.)

          4.11  -   Stock Option Agreement dated December 15, 1994 between
                    Robert L. Barbanell and the Company. (Incorporated herein by reference to Exhibit 10(m) to the Company's 1995 Annual
                    Report on Form 10-K (the "1995 Form 10-K").)

          4.12  -   Stock Option Agreement dated February 3, 1994 between Darwin
                    C. Dornbush and the Company. (Incorporated herein by reference to Exhibit 10(e) to the 1995 Form 10-K.)

          5.01  -   Opinion of Dornbush Mensch Mandelstam & Schaeffer, LLP.

         23.01  -   Consent of Dornbush Mensch Mandelstam & Schaeffer, LLP
                    (included in Exhibit 5).

         23.02  -   Consent of Ernst & Young LLP.

         24.01  -   Power of Attorney (included in signature page).

Item 9. Undertakings.

          (a) The undersigned Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clifton and State of New Jersey, on the 24th day of January, 1997.

                                         CANTEL INDUSTRIES, INC.

                                         By:/s/ James P. Reilly
                                            ------------------------------------
                                            James P. Reilly, President

                                POWER OF ATTORNEY

              KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James P. Reilly and Darwin C. Dornbush, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                              Director and
                              Chairman
/s/ Charles M. Diker          of the Board                    January 24, 1997
-----------------------
  Charles M. Diker

                              President, Chief Executive
/s/ James P. Reilly           Officer and Director
-----------------------       (Principal Executive            January 24, 1997
  James P. Reilly             Officer and Principal
                              Financial Officer)


/s/ Craig A. Sheldon          Vice President and              January 24, 1997
-----------------------       Controller
  Craig A. Sheldon

                              Director and
                              Vice Chairman
/s/ Alan J. Hirschfield       of the Board                    January 24, 1997
-----------------------
  Alan J. Hirschfield


/s/ Richard L. Bloch          Director                        January 24, 1997
-----------------------
  Richard L. Bloch


/s/ Darwin C. Dornbush        Director                        January 24, 1997
-----------------------
  Darwin C. Dornbush


/s/ Morris W. Offit           Director                        January 24, 1997
-----------------------
  Morris W. Offit


/s/ Bruce Slovin              Director                        January 24, 1997
-----------------------
  Bruce Slovin


/s/ Robert L. Barbanell       Director                        January 24, 1997
-----------------------
  Robert L. Barbanell